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                                                                    EXHIBIT 10.2

                                  INTERCREDITOR
                           AND SUBORDINATION AGREEMENT

            INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of November 12, 2002, among INFOGRAMES ENTERTAINMENT SA, a company organized under the laws of the Republic of France ("Parent") and CALIFORNIA US HOLDINGS, INC., a California corporation ("CUSH") (Parent and CUSH, together with any other holder of the Subordinated Obligations, from time to time, collectively, the "Subordinated Noteholder"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation as agent (in such capacity, the "Senior Agent") for the lenders from time to time party to the Senior Credit Agreement referred to below (the "Senior Lenders" and together with Senior Agent and their respective successors and assigns, the "Senior Creditors"), and the CREDIT PARTIES SIGNATORY HERETO.

                               W I T N E S S E T H

            WHEREAS, Infogrames, Inc., a Delaware corporation (the "Borrower"), the other Credit Parties signatory thereto and Senior Creditors have entered into the Senior Credit Agreement (such terms and all other capitalized terms used herein without definition have the meanings provided in Section 1 hereof) pursuant to which Senior Lenders have agreed, among other things, to make the Senior Loans; and

            WHEREAS, Senior Lenders are willing to make the Senior Loans as and to the extent provided for in the Senior Credit Agreement, but only upon the condition, among others, that Subordinated Noteholder and the Credit Parties shall have executed and delivered this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

            Section 1. Definitions.

            1.1 Senior Credit Agreement Definitions. Unless otherwise defined herein, terms defined in the Senior Credit Agreement and used herein shall have the meanings given to them in the Senior Credit Agreement.

            1.2 Defined Terms. The following terms shall have the following respective meanings when used in this Agreement:

            "Agreement" shall mean this Intercreditor and Subordination
Agreement.
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            "Availability" shall mean Borrowing Availability plus any available amounts in the Overnight Investment Account.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

            "Credit Parties" shall mean Borrower, Guarantors and each of their respective subsidiaries and their respective successors and assigns.

            "Current Assets" means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts (excluding royalties) due from Affiliates.

            "Current Liabilities" means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balances of the Revolving Loan and the Swing Line Loan and the Subordinated Notes.

            "CUSH" has the meaning assigned to it in the preamble hereto.

            "Distribution Agreement" shall mean the Distribution Agreement dated as of October 2, 2000 between Borrower (as successor in interest to GT Interactive Software Corp.) and the Parent and Infogrames Europe SA, as supplemented by that certain side letter among Parent, Borrower and Interactive dated as of November __, 2002.

            "exercise of remedies" shall mean any of the following with respect to the Subordinated Obligations: (i) the taking of actions to collect or enforce all or any part of the Subordinated Obligations or any claims in respect thereof against any Credit Party or any of its property or assets, including any Shared Collateral, (ii) the application of any property or assets of any Credit Party, including any Shared Collateral, to the Subordinated Obligations (except payments specifically permitted under Section 3 hereof) or the repossession of, foreclosure on, or the exercise of any other remedy (judicially or nonjudicially) with respect to any Credit Party or any of its property or assets, including any Shared Collateral; (iii) the taking of control or possession of, or the exercise of any right of setoff with respect to, any property or assets of any Credit Party, including any Shared Collateral, or the sale or other disposition of any interest in such property or assets; (iv) the taking of any action to interfere with any rights in respect of such property or assets of Senior Creditors or their ability to realize upon or otherwise deal with such property or assets; or (v) the commencement or maintenance of any


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action, suit or other proceeding at law, in equity or otherwise in furtherance of any of the foregoing or to otherwise enforce rights against any Credit Party or any of its property or assets, including any Shared Collateral, or to direct the owner of such property or assets to sell or otherwise dispose of any interest therein. To "exercise remedies" shall mean to take or institute the taking of any exercise of remedies.

            "Excess Cash Flow" means, without duplication, with respect to any four Fiscal Quarter period of Borrower and the Guarantors, combined net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining combined net income, plus decreases or minus increases (as the case may be) (b) in Working Capital, minus (c) Capital Expenditures (excluding the financed portion thereof), minus (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and principal payments paid or payable in respect of Funded Debt (excluding principal payments in respect of the Subordinated Obligations pursuant to clauses (iii), (iv) and
(v) of Section 3.1 hereof), plus or minus (as the case may be) (e) extraordinary gains or losses which are cash items not included in the calculation of net income, plus (g) taxes deducted in determining combined net income to the extent not paid for in cash. For purposes of this definition, "Working Capital" means Current Assets minus Current Liabilities.

            "Insolvency Event" shall mean (A) any Credit Party commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party making a general assignment for the benefit of its creditors; or (B) there being commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (A) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 30 days; or (C) there being commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (D) any Credit Party generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

            "Guarantors" shall mean Interactive, Atari, Paradigm and Shiny, and each other Person, if any, that executes a guaranty or other similar agreement in favor of


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Senior Creditors, in connection with the transactions contemplated by the Senior
Loan Documents, and their respective successors and assigns.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

            "Maximum Excess Cash Flow Amount" shall mean, with respect to any period of determination, the sum of fifty percent (50%) of that portion (if any) of Excess Cash Flow that is less than or equal to $50,000,000, plus, seventy-five percent (75%) of that portion of (if any) Excess Cash Flow that is greater than $50,000,000, but less than or equal to $75,000,000, plus one hundred percent (100%) of that portion (if any) of Excess Cash Flow that is greater than $75,000,000.

            "Minimum Availability Requirement" shall mean, with respect to any proposed payments under Section 3.1(iii) or Section 3.1(v), satisfaction of each of the following conditions: (i) Availability at any time during the ninety-day period immediately preceding the date of such payment shall not be less than $30,000,000 for any three consecutive days, (ii) on the date of such payment and after giving effect thereto, Availability shall not be less than $30,000,000, and (iii) Availability at any time during the four-month period immediately succeeding the date of such payment shall be projected to be no less than $30,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent.

            "Ordinary Course Intercompany Obligations" shall mean all of the following payments required to be made by Borrower or any other Credit Party to Parent or any of its Subsidiaries in the ordinary course of its business and without acceleration of the due date thereof or prepayment, and which are upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party (but excluding any payments pursuant to the Subordinated Note Documents other than royalty payments under the Distribution Agreement): (i) royalty payments under the Distribution Agreement, (ii) management fees to the Parent in an amount not to exceed $3,180,000 in the aggregate in any Fiscal Year, which for any Fiscal Year ending on or after June 30, 2004 can be increased by not more than 5% per year from the amount paid during the prior Fiscal Year, (iii) payments to the Parent to reimburse Parent for its reimbursement obligations in respect of drawings under any Parent Letter of Credit applied to the payment of ordinary course trade payables of Borrower or any other Credit Party, (iv) research and development expenses for products to be published, distributed, sold or licensed exclusively by Borrower or any other Credit Party, and (v) payments for products and services rendered by Parent or any of its Subsidiaries exclusively to Borrower or any other Credit Party or by third parties contracted by Parent or any of its Subsidiaries for the exclusive benefit of Borrower or any other Credit Party including


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fees to financial advisors for services rendered in connection with the transactions contemplated by the Credit Agreement and consented to by Agent.

            "Parent" has the meaning assigned to it in the preamble hereto.

            "Parent Letters of Credit" shall mean those letters of credit listed on Disclosure Schedule 3.25 to the Senior Credit Agreement and any other letters of credit issued for the account of Parent to third parties for the payment of ordinary course trade payables of the Borrower or any other Credit Party.

            "Payment or Distribution" shall mean any direct or indirect payment or distribution of assets of any kind or character, whether in cash, property or securities, by setoff or otherwise, on or with respect to the Subordinated Obligations, including any principal of or interest on the Subordinated Obligations.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Refinancing Senior Lenders" has the meaning specified in Section
8.13 hereof.

            "Secured Creditors" shall mean the Senior Creditors and the Subordinated Noteholder, collectively.

            "Senior Agent" shall have the meaning provided in the first paragraph hereof and shall be deemed to include any agent or trustee for the Refinancing Senior Lenders or any other Person providing replacement or refinancing indebtedness for the then outstanding Senior Obligations.

            "Senior Credit Agreement" shall mean the Credit Agreement dated as of the date hereof by and among Borrower, the other Credit Parties signatory thereto and Senior Creditors, as such agreement may be amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such agreement (whether provided by the original Senior Lenders under such agreement, by successors or assigns or by Refinancing Senior Lenders).

            "Senior Creditors" shall have the meaning specified in the first paragraph hereof.


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            "Senior Lenders" shall have the meaning provided in the first paragraph hereof and shall be deemed to include any Refinancing Senior Lenders or any other Person providing replacement or refinancing indebtedness for the then outstanding Senior Obligations.

            "Senior Loan Documents" shall mean the collective reference to the Senior Credit Agreement, the Senior Notes, the other Loan Documents and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

            "Senior Loans" shall mean the Loans and other extensions of credit, including letters of credit, made or issued by Senior Lenders to or for the account of Borrower or any other Credit Party pursuant to the Senior Credit Agreement.

            "Senior Notes" shall mean the promissory note or notes of the Credit Parties outstanding from time to time under the Senior Credit Agreement evidencing the Senior Obligations.

            "Senior Obligations" shall mean the collective reference to the unpaid principal of and interest on the Senior Loans and all other Obligations of Borrower or any other Credit Party to Senior Lenders (including interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Senior Loans and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Senior Loan Documents or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to Senior Lenders that are required to be paid by any Credit Party pursuant to the terms of this Agreement or any Senior Loan Document).

            "Shared Collateral" shall mean all assets and properties of Borrower and Shiny (other than real property), and all proceeds thereof, in which the Senior Creditors have a first priority perfected security interest to secure the Senior Obligations.

            "Shiny Notes" means that indebtedness represented by or described in the term sheet between Parent and Borrower dated April 22, 2002.

            "Subordinated Convertible Notes" shall mean (i) the Convertible Subordinated Note dated December 28, 2001 issued by Borrower to the Parent in the original principal amount of $40,812,000, (ii) the Convertible Subordinated Note dated December 28, 2001 issued by Borrower to the Parent in the original principal amount of


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$9,188,000, and (iii) the Convertible Subordinated Note dated December 16, 1999 issued by Borrower (as successor in interest to GT Interactive Software Corp.) to CUSH in the original principal amount of $60,587,206.72.

            "Subordinated Credit Agreement" shall mean the Credit Agreement dated as of September 11, 1998 between Borrower (as successor in interest to GT Interactive Software Corp.) and the Parent, as administrative agent and lender, as successor to First Union National Bank, as agent, and the lenders party thereto, pursuant to a Master Assignment and Acceptance dated as of February 15, 2000 among GT Interactive Software Corp., First Union National Bank, as agent, issuing lender and existing lender and the lenders party thereto as assignors, as amended.

            "Subordinated Intercompany Loan" means any loan from Subordinated Noteholder to any Credit Party (other than any Indebtedness represented by the Subordinated Convertible Notes and the Subordinated Secured Notes.)

            "Subordinated Intercompany Note" means any note issued to evidence a Subordinated Intercompany Loan.

            "Subordinated Notes" shall mean the Subordinated Convertible Notes, the Subordinated Secured Notes and the Subordinated Intercompany Notes. "Subordinated Note Documents" shall mean the collective reference to the Subordinated Credit Agreement, the Subordinated Notes, the Distribution Agreement and any other documents or instruments, if any, that from time to time evidence the Subordinated Obligations or any other Indebtedness or other obligations or liabilities of any Credit Party to Subordinated Noteholder or secure or support payment or performance thereof.

            "Subordinated Noteholder" shall have the meaning provided in the first paragraph hereof.

            "Subordinated Obligations" shall mean, collectively, the unpaid principal of and interest on the Subordinated Notes (including interest accruing at the then applicable rate provided in the Subordinated Notes after the maturity of the indebtedness evidenced thereby and interest accruing at the then applicable rate provided in the Subordinated Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other obligations, liabilities and Indebtedness of Borrower and any other Credit Party to Subordinated Noteholder or any Subsidiary thereof whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Subordinated Credit Agreement, the Subordinated Notes, the Distribution Agreement or any other Subordinated Note Document or otherwise, in each case whether on account of


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principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, trade payables, royalty payments (including any royalty or other payments under the Distribution Agreement), management fees or otherwise (including all fees and disbursements of counsel to Subordinated Noteholder that are required to be paid by any Credit Party pursuant to the terms of this Agreement, the Subordinated Credit Agreement, the Subordinated Notes, the Distribution Agreement or any other Subordinated Loan Document).

            "Subordinated Secured Notes" shall mean the following promissory notes issued pursuant to the Subordinated Credit Agreement (i) the note dated April __, 2002 issued by Borrower to the Subordinated Noteholder in the original principal amount of $50,000,000, and (ii) the Shiny Notes.

            "Termination Date" means the date on which (a) the Senior Loans have been indefeasibly repaid in full, (b) all other Senior Obligations under the Senior Credit Agreement and the other Senior Loan Documents have been completely discharged, (c) all Letter of Credit Obligations under the Senior Credit Agreement have been cash collateralized, cancelled or backed by standby letters of credit in accordance with the Senior Credit Agreement, and (d) Borrower shall not have any further right to borrow any monies under the Senior Credit Agreement.

            1.3 Miscellaneous Terms of Construction. The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement, and section and paragraph references are to this Agreement unless otherwise specified. For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (d) all references to any instruments or agreements, including references to any of this Agreement, the Subordinated Note Documents and the Senior Loan Documents, shall include any and all modifications, supplements or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.

            1.4 Payment in Full. The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the indefeasible payment in full, in immediately available funds, of all of the Senior Obligations and termination or expiration of any commitments to extend any financial accommodations to any Credit Party under the Senior Loan Documents.

            Section 2. Subordination.


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            2.1 Subordinated Obligations Subordinated to Senior Obligations.
Each of the Credit Parties and Subordinated Noteholder agrees, for itself and each future holder of the Subordinated Obligations, that the payment of the Subordinated Obligations are and shall be subordinate and subject, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Obligations.

            2.2 Insolvency Events. Upon any payment or distribution or other transfer of assets of any Credit Party to creditors upon or in connection with any Insolvency Event:

            (a) all Senior Obligations shall be paid in full before any Payment or Distribution is made or received by Subordinated Noteholder and no part of the Subordinated Obligations shall have any claim to the assets of any Credit Party on a parity with or prior to the claim of the Senior Obligations; and

            (b) any Payment or Distribution to which Subordinated Noteholder would be entitled except for the provisions hereof, shall be paid or delivered by the Credit Parties, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such Payment or Distribution, directly to Senior Agent to the extent necessary to pay in full all Senior Obligations, before any Payment or Distribution shall be made to Subordinated Noteholder.

            2.3 Return of Prohibited Payments. If any Payment or Distribution shall be collected or received by Subordinated Noteholder, except payments permitted to be made at the time of payment as provided in Section 3 hereof, Subordinated Noteholder forthwith shall deliver the same to Senior Agent, in the form received, duly indorsed to Senior Agent, if required, to be applied in accordance with the Senior Loan Documents to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such Payment or Distribution shall be held in trust by Subordinated Noteholder as the property of Senior Creditors, segregated from other funds and property held by Subordinated Noteholder.

            Section 3. Limitations on Payments and Distributions on Subordinated Indebtedness.

            3.1 Payments; Remedies. Without the express prior written consent of Senior Agent, Subordinated Noteholder will not take, demand or receive from any Credit Party, and no Credit Party will make, give or permit, any Payment or Distribution, or exercise remedies against any Credit Party or any of its assets or property; provided, however, that Credit Parties may make, and Subordinated Noteholder may receive:

            (i) payments in respect of Ordinary Course Intercompany Obligations made in the ordinary course of business and without acceleration of the due date thereof or prepayment;


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            (ii) scheduled quarterly interest payments when due under the
Subordinated Secured Notes and the Subordinated Convertible Notes to the extent set forth on Schedule 2 hereto, provided, that (a) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (b) at any time during the thirty-day period immediately preceding the date of such payment, Availability shall not be less than $8,000,000 for any five consecutive days, (c) on the date of such payment and after giving effect thereto Availability shall not be less than $8,000,000,
(d) Availability at any time during the thirty-day period immediately succeeding the date of such payment shall be projected to be no less than $8,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent, and (e) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, including projections required under the foregoing clause (d), which certificate shall be in form and substance reasonably satisfactory to Senior Agent;

            (iii) scheduled principal payments when due under the Shiny Notes to the extent set forth on Schedule 2 hereto, provided, that either

            (1) if the Minimum Availability Requirement is not satisfied as of the date of the proposed payment, then (a) the amount of such payment does not exceed the Maximum Excess Cash Flow Amount for the immediately preceding four Fiscal Quarters less the amount of any payments made under clauses (iii), (iv) or (v) of this Section 3.1 for the immediately preceding four Fiscal Quarters or being simultaneously made under clauses (iv) or (v) of this Section 3.1,
            (b) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment,
            (c) at any time during the thirty-day period immediately preceding the date of such payment, Availability shall not be less than $20,000,000 for any five consecutive days, (d) on the date of such payment and after giving effect thereto Availability shall not be less than $20,000,000, (e) Availability at any time during the three-month period immediately succeeding the date of such payment shall be projected to be no less than $20,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent, (f) Borrower and Guarantors shall have on a combined basis at the end of the most recent Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.5:1.00, calculated on a pro forma basis as if such payment were made during such period, and (g) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, including projections required under the foregoing clause (e) and a calculation of the applicable


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            Fixed Charge Coverage Ratio and a calculation of Excess Cash Flow, which certificate shall be in form and substance reasonably satisfactory to Senior Agent; or

            (2) if the Minimum Availability Requirement is satisfied as of the date of the proposed payment, then (a) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment (including any breach of any Financial Covenant set forth in Annex G to the Senior Credit Agreement that would have resulted if such payment had been made during the previous Fiscal Quarter), and (b) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, which certificate shall be in form and substance reasonably satisfactory to Senior Agent;

            (iv) at all times prior to June 30, 2003, other payments in respect of the Subordinated Obligations (in addition to those payments permitted under the foregoing clauses (i), (ii) and (iii)), quarterly, on a date that is not prior to ten Business Days after, nor later than 15 Business Days after, the date on which the Financial Statements for the immediately preceding Fiscal Quarter are delivered to the Senior Lenders in accordance with Annex E of the Senior Credit Agreement, in an amount not to exceed the Maximum Excess Cash Flow Amount for the immediately preceding four Fiscal Quarters, less the amount of any payments made under clauses (iii), (iv) or (v) of this Section 3.1 for the immediately preceding four Fiscal Quarters or being simultaneously made under clauses (iii) and (v) of this Section 3.1, provided that (a) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (b) at any time during the three-month period immediately preceding the date of such payment, Availability shall not be less than $30,000,000 for any three consecutive days, (c) on the date of such payment and after giving effect thereto Availability shall not be less than $30,000,000,
(d) Availability at any time during the four-month period immediately succeeding the date of such payment shall be projected to be no less than $30,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent, (e) Borrower and Guarantors shall have on a combined basis at the end of such Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.75:1.00, calculated on a pro forma basis as if such payment were made during such period, and (f) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, including projections required under the foregoing clause (d), calculation of the applicable Fixed Charge Coverage Ratio and a calculation of Excess Cash Flow, which certificate shall be in form and substance reasonably satisfactory to Senior Agent; and


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            (v) other payments in respect of the Subordinated Obligations (in addition to those payments permitted under the foregoing clauses (i), (ii) (iii) and (iv)), quarterly (except as provided in clause (1) below), on a date that is not prior to ten Business Days after, nor later than 15 Business Days after, the date on which the Financial Statements for the immediately preceding Fiscal Quarter are delivered to the Senior Lenders in accordance with Annex E of the Senior Credit Agreement, provided, that either

            (1) in the case of any payment made on June 30, 2003, then (a) the amount of such payment does not exceed the Maximum Excess Cash Flow Amount for the twelve month period ending May 31, 2003 less the amount of any payments made under clauses (iii), (iv) or (v) of this
            Section 3.1 for the twelve month period ending May 31, 2003, or being simultaneously made under clauses (iii) or (iv) of this
            Section 3.1, (b) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (c) at any time during the thirty-day period immediately preceding the date of such payment, Availability shall not be less than $20,000,000 for any five consecutive days, (d) on the date of such payment and after giving effect thereto Availability shall not be less than $20,000,000, (e) Availability at any time during the three-month period immediately succeeding the date of such payment shall be projected to be no less than $20,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent, (f) Borrower and Guarantors shall have on a combined basis, a Fixed Charge Coverage Ratio for the 12-month period ending May 31, 2003 of not less than 1.75:1.00, calculated on a pro forma basis as if such payment were made during such period, and (g) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, including projections required under the foregoing clause (e), calculation of the applicable Fixed Charge Coverage Ratio and a calculation of Excess Cash Flow, which certificate shall be in form and substance reasonably satisfactory to Senior Agent; or

            (2) in the case of any payment made after June 30, 2003, on a date on which the Minimum Availability Requirement is not satisfied, then
            (a) the amount of such payment does not exceed the Maximum Excess Cash Flow Amount for the immediately preceding four Fiscal Quarters less the amount of any payments made under clauses (iii), (iv) or
            (v) of this Section 3.1 for the immediately preceding four Fiscal Quarters or being simultaneously made under clauses (iii) or (iv) of this Section 3.1, (b) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (c) at any time during the thirty-day period immediately preceding the date of such payment, Availability shall not be less than $20,000,000 for any five consecutive days, (d) on the date of such payment and after giving effect thereto Availability shall not be less than $20,000,000, (e) Availability at any time during the three-month period immediately succeeding the date of such payment shall be projected to be no less than $20,000,000, as set forth in projections prepared by Borrower and reasonably acceptable to Senior Agent, (f) Borrower and Guarantors shall have on a combined basis at the end of such Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.75:1.00, calculated on a pro forma basis as if such payment were made during such period, and (g) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, including projections required under the foregoing clause (e), calculation of the applicable Fixed Charge Coverage Ratio and a calculation of Excess Cash Flow, which certificate shall be in form and substance reasonably satisfactory to Senior Agent; or

            (3) in the case of any payment made after June 30, 2003 on a date on which the Minimum Availability Requirement is satisfied, then (a) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment (including any breach of any Financial Covenant set forth in Annex G to the Senior Credit Agreement that would have resulted if such payment had been made during the previous Fiscal Quarter), and (b) at least 10 Business Days prior to the date of such payment, Senior Agent shall have received a certificate signed by Borrower's chief financial officer certifying compliance with the foregoing conditions and the manner in which such payment has been calculated, which certificate shall be in form and substance reasonably satisfactory to Senior Agent.

            3.2 Acceleration of Senior Obligations and Subordinated Obligations. Notwithstanding any other provision of this Agreement, following an acceleration of the maturity of the Senior Obligations and as long as such acceleration shall continue unrescinded, all Senior Obligations shall first be paid in full in cash before any Payment or Distribution is made on account of or applied on the Subordinated Obligations. No acceleration (other than automatic acceleration upon the occurrence of an Insolvency Event with respect to any Credit Party) of the maturity of the Subordinated Notes will be effective until ten Business Days following notice by Subordinated Noteholder to Senior Agent of such acceleration.

            3.3 Prepayments. Without the express prior written consent of Senior Agent, Subordinated Noteholder will not take, demand or receive from any Credit Party, and no Credit Party will make, give or permit, any prepayment (whether optional, voluntary, mandatory or otherwise) or other payment (in each case, whether by redemption, defeasance or other Payment or Distribution), of any Subordinated Obligation of any kind prior to the scheduled maturity date thereof or prior to the date on which such payment is required to be made under the terms of the Subordinated Note Documents, except as otherwise permitted under clause (iv) of Section 3.1 hereof.

            3.4 Provisions of Section 2 Control. The provisions of this Section 3 shall not be applicable in any case in which the provisions of Section 2 hereof are applicable.

            Section 4. Security Interests; Priorities.

            4.1 Priorities. Each Secured Creditor hereby acknowledges that the other Secured Creditor has been granted a Lien upon the Shared Collateral to secure their respective Obligations. The Liens of Senior Agent on the Shared Collateral, to the extent that such Liens secure the Senior Obligations, have and shall be senior and prior in right to the Liens of the Subordinated Noteholders on the Shared Collateral, and such Liens of the Subordinated Noteholders on the Shared Collateral are and shall be junior and subordinate to the Liens of Senior Agent, to the extent that such Liens secure the Senior Obligations. The priorities of the Liens provided in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Obligations. The priorities set forth in this Section are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Shared Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Senior Loan Documents or the Subordinated Note Documents. Each Subordinated Noteholder acknowledges and agrees that the Senior Creditors have relied upon the lien priority and other provisions hereof in entering into the Senior Loan Documents and in making funds available to Borrower thereunder.

            4.2 Perfection. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Shared Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Section 4.2 are intended solely to govern the respective Lien priorities as between the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the disposition of proceeds of any Shared Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

            4.3 Proceeds of Shared Collateral. All proceeds of the Shared Collateral received by the Subordinated Noteholder shall be forthwith paid over, in the funds and currency received, to Senior Agent for application to the Senior Obligations (except as otherwise required by law or court order). All proceeds of the Shared Collateral received by any Senior Creditor after the Termination Date shall be forthwith paid over, in the funds and currency received, to the Subordinated Noteholder for application to the Subordinated Note Obligations (unless otherwise required by law or court order).

            4.4 Management of Shared Collateral. Subject to the other terms and conditions of this Section 4.4, the Senior Creditors shall have the exclusive right to manage, perform and enforce the terms of the Senior Loan Documents with respect to the Shared Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Shared Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Shared Collateral and to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, Senior Agent shall give the Subordinated Noteholder such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days' notice shall be deemed to be commercially reasonable notice. Until the Termination Date, the Subordinated Noteholder may not exercise remedies against any of the Shared Collateral except for the filing of proofs of claim in connection with an Insolvency Event.

            4.5 Release of Collateral. The Subordinated Noteholder shall at any time in connection with any sale, transfer or disposition of the Shared Collateral permitted by the Senior Creditors or any sale, transfer or other disposition of any of the Shared Collateral by the Senior Creditors: (i) upon the request of Senior Agent with respect to the Shared Collateral subject to such sale, transfer or other disposition, release or otherwise terminate its Liens on such Shared Collateral; (ii) deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, "Release Documents") and take such further actions as Senior Agent shall require in order to release and/or terminate the Subordinated Noteholder's Liens on any Shared Collateral subject to such sale, transfer or other disposition. The Subordinated Noteholder shall be deemed to have consented to any such sale, transfer or other disposition.

            4.6 Power of Attorney. The Subordinated Noteholder hereby irrevocably constitutes and appoints Senior Agent and any officer of Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Noteholder and in the name of such Subordinated Noteholder or in Senior Agent's own name, from time to time in Senior Agent's discretion, for the purpose of carrying out the terms of Sections 4.4 and 4.5 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections. The Subordinated Noteholder hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 4.6. No Person to whom this power of attorney is presented, as authority for Senior Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Subordinated Noteholder as to the authority of Senior Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Senior Agent unconditionally the authority to take and perform the actions contemplated herein. The Subordinated Noteholder irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

            4.7 Waiver of Marshalling and Similar Rights. The Subordinated Noteholder, to the fullest extent permitted by applicable law, waives any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law. The Subordinated Noteholder waives any and all notice of the creation, renewal, extension of accrual of any of the Obligations under the Senior Loan Documents and notice of or proof of reliance by the Senior Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein. The Subordinated Noteholder acknowledges and agrees that the Senior Creditors have relied upon the lien priority and other provisions hereof in entering into the Senior Loan Documents and in making funds available to the Borrower thereunder.

            4.8 Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by Senior Agent to the Subordinated Noteholder of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the Uniform Commercial Code.

            Section 5. Consent; Waivers; Other Matters.

            5.1 Consent to Amendments, etc. Subordinated Noteholder consents that, without the necessity of any reservation of rights against it, and without notice to or further assent by Subordinated Noteholder:

            (a) any demand for payment of any Senior Obligations made by Senior Creditors may be rescinded in whole or in part by Senior Creditors, and the Senior Obligations, or the liability of any Credit Party or any other party upon or for any part thereof, or any collateral security, including any Shared Collateral, or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Credit Party or any other party under the Senior Loan Documents or any other agreement, may, from time to time, in whole or in part, be increased, continued, renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by Senior Creditors; and

            (b) any Senior Loan Document may be amended, modified, supplemented, terminated or waived, in whole or in part, as Senior Creditors may deem advisable from time to time, and any collateral security, including any Shared Collateral, at any time held by Senior Creditors for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by Subordinated Noteholder, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination and other provisions hereof.

            5.2 Reliance by Senior Creditors. Subordinated Noteholder acknowledges and agrees that Senior Creditors have relied upon the subordination and other provisions hereof in entering into the Senior Loan Documents and in making Senior Loans available to the Credit Parties thereunder. Subordinated Noteholder waives any and all notice of the creation, renewal, increase, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by Senior Creditors upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Credit Parties and Senior Creditors shall be deemed to have been consummated in reliance upon this Agreement.

            5.3 No Representation by Senior Creditors. Except as provided in
Section 6.2 hereof, Senior Creditors have not made and do not hereby or otherwise make to Subordinated Noteholder, any representations or warranties, express, or implied, nor do Senior Creditors assume any liability to Subordinated Noteholder with respect to: (a) the financial or other condition of the Credit Parties or any other obligors under any instruments of guarantee, if any, with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or the validity, priority or perfections of any Liens, or (c) any Credit Party's title or right to any property or assets or to transfer any collateral or security.

            5.4 No Waiver of Subordination Provisions. No right of any Senior Creditor to enforce the subordination provisions of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act by any Senior Creditor, or by an noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Senior Loan Documents, regardless of any knowledge thereof which any Senior Creditor may have or be otherwise charged with.

            5.5 Waivers. Subordinated Noteholder hereby agrees that (i) Senior Creditors may exercise remedies against all or part of any collateral, including any Shared Collateral, it holds as security for the Senior Obligations in such order as Senior Creditors, in their sole discretion, elect and (ii) any proceeds of such collateral received by Senior Creditors may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Obligations, as Senior Creditors, in their sole discretion, deem appropriate. Subordinated Noteholder agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisement, valuation or other similar right of a creditor that may otherwise be available under applicable law or any right to receive notice of Senior Creditors' intended disposition of such collateral (or a portion thereof) or of Senior Creditors' proposed retention of such collateral in satisfaction of the Senior Obligations (or a portion thereof). Neither Senior Creditors nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of such collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any such collateral upon the request of any Credit Party or Subordinated Noteholder or any other Person or to take any other action whatsoever with regard to any such collateral or any part thereof. To the maximum extent permitted by law, Subordinated Noteholder hereby waives, releases and discharges any and all rights, claims, causes of action, liabilities, claims and demands, in law or equity, which Subordinated Noteholder has had, now has, or may in the future have, against Senior Creditors with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of Senior Creditors or their directors, officers, employees or agents with respect to any exercise of rights or remedies or other action or failure to act under or in connection with the Senior Loan Documents or any other documents or in an effort to collect in respect of the Senior Obligations.

            5.6 Amendments to Subordinated Loan Documents; Waiver of Covenants. Without the prior written consent of Senior Agent, no Subordinated Loan Document shall be amended, modified, waived or supplemented. The Subordinated Noteholder hereby until the Termination Date waives compliance by each Credit Party with all of the covenants, terms and other provisions of the Subordinated Note Documents, other than obligations thereunder with respect to the payment of the Subordinated Obligations, and any default or event of default that may arise by reason of the failure to comply with any such covenants, terms and other provisions of the Subordinated Note Documents.

            5.7 Subrogation. On and after the Termination Date, Subordinated Noteholder shall be subrogated to the rights of Senior Creditors to receive payments or distributions of assets of the Credit Parties in respect of the Senior Obligations until the Senior Obligations shall be paid in full. For the purposes of such subrogation, no Payments or Distributions to Senior Creditors to which Subordinated Noteholder would be entitled except for the provisions of this Agreement shall be deemed, as between the

Credit Parties and their creditors other than Senior Creditors and Subordinated Noteholder, to be a payment by the Credit Parties to or on account of the Senior Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of Subordinated Noteholder, on the one hand, and Senior Creditors, on the other hand.

            Section 6. Representations, Warranties and Covenants.

            6.1 Representations and Warranties of Subordinated Noteholder. Subordinated Noteholder represents and warrants to Senior Creditors that:

            (a) the Subordinated Obligations (1) are owned by Subordinated Noteholder free and clear of any Liens whatsoever arising from, through or under Subordinated Noteholder, other than the interest of Senior Creditors under this Agreement, (2) are payable solely and exclusively to Subordinated Noteholder and to no other Person, and (3) outstanding on the date hereof are completely and accurately described on Schedule 1 hereto;

            (b) the Distribution Agreement is in full force and effect and has not been amended or modified in any respect;

            (c) Subordinated Noteholder has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement; and

            (d) this Agreement constitutes a legal, valid and binding obligation of Subordinated Noteholder.

            6.2 Representations and Warranties of Senior Agent. Senior Agent represents and warrants to Subordinated Noteholder that:

            (a) Senior Agent has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement; and

            (b) this Agreement constitutes a legal, valid and binding obligation of Senior Agent.

            6.3 Covenants of Subordinated Noteholder. Subordinated Noteholder shall not (and hereby releases and waives any right to), without the prior written consent of Senior Agent:

            (a) permit to exist any Lien on any property or assets of any Credit Party to secure or provide for payment or performance of the Subordinated Obligations, other than a second priority security interest on the Shared Collateral pursuant to the Subordinated Note Documents to secure the Subordinated Secured Notes;

            (b) permit the Distribution Agreement to be amended, modified, waived or supplemented, and notwithstanding any provision in the Distribution Agreement to the contrary or any right under applicable law or otherwise, no Subordinated Noteholder or any affiliate thereof shall, or shall have any right to, revoke, terminate or cancel, the Distribution Agreement in any respect; or

            (c) commence or join with any creditors other than Senior Creditors in commencing any proceeding referred to in the definition of "Insolvency Event".

            6.4 License to Use Intellectual Property. For the purpose of enabling Senior Agent to exercise rights and remedies under the Loan Documents (including, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of any collateral, including any Shared Collateral) at such time as Senior Agent shall be lawfully entitled to exercise such rights and remedies, the Subordinated Noteholder hereby grants to Senior Agent, for the benefit of Senior Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation by Agent and Lenders to the Subordinated Noteholder, provided, that nothing in this Section 6.4 shall impair the obligation of any Credit Party to Parent for payment of royalties and other compensation under the Distribution Agreement, which such payments shall continue to accrue and be payable to Parent by such Credit Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by the Subordinated Noteholder, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Subordinated Noteholder hereby consents to the grant by the Borrower to the Senior Creditors of a security interest in Borrower's right, title and interests under the Distribution Agreement, and consents to any sale, assignment or other transfer by the Senior Creditors of Borrower's right, title and interests under the Distribution Agreement in connection with any exercise of rights and remedies by the Senior Creditors under the Senior Loan Documents. Nothing in this Agreement shall impair or limit the Subordinated Noteholder's ownership rights with respect to any of its intellectual property, other than the license granted to Senior Agent pursuant to this Section 6.4.

            Section 7. Bankruptcy Matters.

            7.1 Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. Subordinated Noteholder agrees that Senior Creditors may consent to the use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as Senior Creditors, in their sole discretion, may decide and that Subordinated Noteholder shall not contest or oppose in any manner, such cash collateral use or such financing, and further that in connection with such cash collateral use or financing any Credit Party (or a trustee appointed for the estate of any Credit Party) may grant to Senior Creditors Liens upon all or any part of the assets of such Credit Party, which Liens (i) shall secure payments of all Senior Obligations (whether such Senior Obligations arose prior to the filing of the petition for relief or arise thereafter); and (ii) shall be superior in priority to the Liens on the assets of such Credit Party held by any other Person. All allocations of payments between Senior Creditors and Subordinated Noteholder shall, subject to any court order, continue to be made after the filing of a petition under the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), or any similar proceeding on the same basis that the payments were to be allocated prior to the date of such filing. Subordinated Noteholder agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Obligations (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Creditors have consented to such sale or disposition of such assets. In the event that Subordinated Noteholder has or at any time acquires any security for the Subordinated Obligations, Subordinated Noteholder agrees not to assert any right it may have to "adequate protection" of its interest in such security in any bankruptcy proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of Senior Creditors. Subordinated Noteholder waives any claim it may now or hereafter have arising out of Senior Creditors' election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Credit Party, as debtor in possession. Subordinated Noteholder (both in its capacity as Subordinated Noteholder and in its capacity as a party which may be obligated to the Credit Parties and their respective Affiliates with respect to contracts which are part of the Senior Creditors' collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of Senior Creditors' claim or oppose any action by Senior Creditors to enforce their rights or remedies relating to the Senior Obligations, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Senior Obligations or (iii) asserting any claims which the Credit Parties may hold with respect to Senior Creditors.

            7.2 Invalidated Payments. To the extent that Senior Creditors receive payments on, or proceeds of collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditors.

            7.3 Proof of Claims. Upon the occurrence and during the continuance of any Insolvency Event:

            (a) Subordinated Noteholder irrevocably authorizes and empowers Senior Creditors (A) to demand, sue for, collect and receive for and on behalf of Subordinated Noteholder every Payment or Distribution on account of the Subordinated Obligations payable or deliverable in connection with such Insolvency Event and give acquittance therefor, and (B) if proper proof of claim and other pleadings and motions are not filed by Subordinated Noteholder at least 30 days prior to the bar date for such filings, to file claims and proofs of claim in any statutory or non-statutory proceeding against the Credit Parties on account of the Subordinated Obligations and to vote such proofs of claim in any such proceeding and take such other actions, in its own name as Senior Creditors, or in the name of Subordinated Noteholder or otherwise, as Senior Creditors may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on Senior Creditors to take any such action and that, in voting such proofs of claim in any such proceeding, Senior Creditors may act in a manner consistent with their own interests and shall have no duty to take any action to optimize or maximize Subordinated Noteholder's recovery with respect to its claim;

            (b) Subordinated Noteholder shall take such action, duly and promptly, as Senior Agent may request from time to time (A) to demand, sue for, collect and receive the Subordinated Obligations for the account of Senior Creditors and (B) to file appropriate proofs of claim and other pleadings and motions in respect of the Subordinated Obligations; and

            (c) Subordinated Noteholder shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as Senior Agent may request to enable Senior Creditors to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

            Section 8. Miscellaneous.

            8.1 Termination. This Agreement shall remain in full force and effect and be enforceable against each party hereto according to its terms and shall terminate upon the earlier of (i) payment in full of all of the Subordinated Obligations in accordance with the terms hereof and (ii) the Termination Date. This is a continuing agreement of subordination and Senior Creditors may continue, at any time and without notice to Subordinated Noteholder to extend credit and other financial accommodations and lend monies to or for the benefit of any Credit Party on the faith hereof. Subordinated Noteholder and Senior Creditors hereby waive any right they may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

            8.2 Further Assurances. Subordinated Noteholder and each Credit Party, at its own expense and at any time from time to time, upon the written request of Senior Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as Senior Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The Subordinated Noteholder will pay, indemnify and hold each Senior Creditor harmless from and against any and all liabilities, obligations damages, penalties, actions (whether sounding in tort, contract or on any other ground), judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever arising out of or relating to a breach by the Subordinated Noteholder of any of its obligations under this Agreement.

            8.3 Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of Senior Creditors on the one hand and Subordinated Noteholder on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

            8.4 Legend. Subordinated Noteholder and the Credit Parties will cause the Subordinated Notes to bear the following legend:

      ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF NOVEMBER 12,
      2002, AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT"), BY AND AMONG GENERAL ELECTRIC CAPITAL CORPORATION, AS SENIOR AGENT, INFOGRAMES ENTERTAINMENT SA, AND CERTAIN OF ITS SUBSIDIARIES. THE TERMS OF THE INTERCREDITOR

      AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS NOTE AS IF SET FORTH IN FULL HEREIN.

            8.5 Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until termination of this Agreement.

            8.6 Specific Performance. Senior Creditors are hereby authorized to demand specific performance of this Agreement at any time when Subordinated Noteholder shall have failed to comply with any of the provisions of this Agreement applicable to Subordinated Noteholder, whether or not the Credit Parties shall have complied with any of the provisions hereof applicable to the Credit Parties, and Subordinated Noteholder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

            8.7 Notices. All notices, and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied, or delivered by hand, if to Senior Agent or Senior Lenders to General Electric Capital Corporation, 335 Madison Avenue, 12th Floor, New York, NY 10017, Attention: Infogrames Account Manager, Telecopier: (212) 309-8798 with copies to Legal Counsel, Telecopier: (203) 316-7889 or if to Subordinated Noteholder to Infogrames Entertainment SA, Attention: Directeur General Delegue,
Telecopier: 011-33-4-37-64-39-22 or if to any Credit Party to Infogrames, Inc., 417 Fifth Avenue, 8th Floor, New York, NY 10016, Telecopier: (212) 726-4239 or as designated by a party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices and other communications shall be effective as follows: (a) when mailed, after five days of the date deposited in the mails, (b) when sent by telecopy, upon confirmation of receipt, and (c) when delivered by hand, upon delivery to the addressee.

            8.8 Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8.10 Integration. This Agreement represents the agreement of Senior Creditors and Subordinated Noteholder with respect to the subject matter hereof and there are no promises or representations by Senior Creditors or Subordinated Noteholder relative to the subject matter hereof not reflected herein.

            8.11 Amendments in Writing; No Waiver; Cumulative Remedies.

            (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by Senior Agent, Subordinated Noteholder and the Credit Parties.

            (b) No failure to exercise, nor any delay in exercising, on the part of Senior Creditors, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            8.12 Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            8.13 Successors and Assigns; Refinancing of Senior Obligations. This Agreement shall be binding upon Subordinated Noteholder and the Credit Parties and their respective successors and assigns and shall inure to the benefit of Senior Creditors and their successors and assigns. Neither Subordinated Noteholder nor any Credit Party may assign its rights or delegate its obligations hereunder, except to the extent permitted with respect to the Subordinated Noteholder by the immediately succeeding sentence of this Section
8.13. Subordinated Noteholder shall not, without the prior written consent of Senior Agent, sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations to any other Person (a "Transferee") or create, incur or suffer to exist any Lien whatsoever upon the Subordinated Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges to Senior Agent, by a writing in form and substance reasonably satisfactory to Senior Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof. In the event that any Person ("Refinancing Senior Lenders") at any time hereafter extends credit to any Credit Party and the proceeds of such extension of credit are applied to the repayment of all or a substantial part of the Senior Obligations then all indebtedness and liabilities of the Credit Parties to the Refinancing Senior Lenders and the Refinancing Senior Lenders shall be entitled to the benefits of this Agreement to the same extent as the Senior Obligations and Senior Creditors, and Subordinated Noteholder and the Credit Parties shall promptly execute and deliver any agreement which the Refinancing Senior Lenders shall reasonably request with respect thereto confirming the terms and conditions of this Agreement in favor of the Refinancing Senior Lenders.

            8.14 Senior Obligations Unconditional. All rights and interests of Senior Creditors hereunder, and all agreements and obligations of Subordinated Noteholder and the Credit Parties hereunder, shall be absolute and irreversible notwithstanding (a) any lack of validity or enforceability of any Senior Loan Document; (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, any increase in the amount of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Senior Loan Document; (c) any exchange, release or nonperfection of any security interest in any collateral, including any Shared Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Obligations, or of Subordinated Noteholder or any Credit Party in respect of this Agreement.

            8.15 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SENIOR CREDITORS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON ANY SECURITY FOR THE SENIOR OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY SENIOR CREDITOR. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN,

AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE BUSINESS (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            8.16 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

            8.17 No Parent Funding Obligations. The parties acknowledge by their signature below that nothing contained in this Agreement shall constitute a commitment or obligation of Parent to fund the ongoing working capital needs of the Credit Parties, including, without limitation, extending additional financing under the Subordinated Credit Agreement or the Subordinated Notes beyond the amounts outstanding thereunder on the date hereof.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          Senior Agent:

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION, as Agent

                                          By:___________________________________
                                             Name:
                                             Title:


                                          Subordinated Noteholder:

                                          INFOGRAMES ENTERTAINMENT SA,
                                          for itself and each Subsidiary thereof

                                          By:___________________________________
                                             Name:
                                             Title:


                                          CALIFORNIA US HOLDINGS, INC.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          Credit Parties:

                                          INFOGRAMES, INC.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          INFOGRAMES INTERACTIVE, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

                                          ATARI INTERACTIVE, INC.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          PARADIGM ENTERTAINMENT, INC.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          CALIFORNIA US HOLDINGS, INC.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          SHINY ENTERTAINMENT, INC.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          GT INTERACTIVE SOFTWARE
                                          AUSTRALIA PTY LIMITED

                                          By:___________________________________
                                             Name:
                                             Title:


                                          REFLECTIONS INTERACTIVE LIMITED

                                          By:___________________________________
                                             Name:
                                             Title:

                                          GT INTERACTIVE SOFTWARE
                                          FRANCE S.A.R.L.

                                          By:___________________________________
                                             Name:
                                             Title:


                                          GT INTERACTIVE SOFTWARE

                                          By:___________________________________
                                             Name:
                                             Title:


                                          GT INTERACTIVE SOFTWARE
                                          (EUROPE) LIMITED

                                          By:___________________________________
                                             Name:
                                             Title:


                                          SPECTRUM HOLOBYTE JAPAN KK

                                          By:___________________________________
                                             Name:
                                             Title:


                                          HARTLAND TREFOIL LTD (UK)

                                          By:___________________________________
                                             Name:
                                             Title:


                                          MICROPROSE LTD  (UK)

                                          By:___________________________________
                                             Name:
                                             Title:

                                          MICROPROSE SOFTWARE LTD (UK)

                                          By:___________________________________
                                             Name:
                                             Title:


                                          INFOGRAMES INTERACTIVE ASIA
                                          PACIFIC PTY LTD (AUSTRALIA)

                                          By:___________________________________
                                             Name:
                                             Title:


                                          INFOGRAMES INTERACTIVE GmbH (GERMANY)

                                          By:___________________________________
                                             Name:
                                             Title: